                                                                    EXHIBIT 99.1

NEWS BULLETIN                                       [M.D.C. HOLDINGS, INC. LOGO]

M.D.C. HOLDINGS, INC.                                    RICHMOND AMERICAN HOMES
                                                           HOMEAMERICAN MORTGAGE

FOR IMMEDIATE RELEASE
WEDNESDAY, APRIL 9, 2003
--------------------------------------------------------------------------------

Contacts:  Paris G. Reece III                        Robert Solomon
           Chief Financial Officer                   Rubenstein Associates, Inc.
           (303) 804-7706                            (212) 843-8050
           greece@mdch.com                           rsolomon@rubenstein.com

                         M.D.C. HOLDINGS REPORTS RECORD
                           2003 FIRST QUARTER EARNINGS


            o     RECORD FIRST QUARTER NET INCOME OF $37.0 MILLION, A 15%
                  INCREASE

            o     EARNINGS PER SHARE OF $1.36 VS. $1.16 A YEAR AGO

            o HIGHEST FIRST QUARTER HOMEBUILDING REVENUES AND OPERATING PROFITS IN COMPANY HISTORY

            o     RECORD HOME CLOSINGS, HOME ORDERS AND QUARTER-END BACKLOG

            o     HOME GROSS MARGINS OF 22.8%, 23.7% BEFORE INTEREST

            o     NET DEBT-TO-CAPITAL RATIO OF .30

         DENVER, Wednesday, April 9, 2003 - M.D.C. Holdings, Inc. (NYSE/PCX:
MDC; www.RichmondAmerican.com) today announced net income for the three months ended March 31, 2003 of $37.0 million, or $1.36 per share, the highest first quarter net income in the Company's history and 15% higher than net income of $32.3 million, or $1.16 per share, for the same period in 2002. Total revenues for the first quarter of 2003 were $570 million, compared with revenues of $456 million in the 2002 first quarter.

         Larry A. Mizel, MDC's chairman and chief executive officer, stated, "We're off to a very good start in 2003, as we posted record first quarter revenues and operating earnings for the sixth consecutive year. Both our homebuilding and mortgage lending businesses contributed new Company highs for first quarter operating profits on the strength of record home closings and mortgage loan originations. These results, combined with record first quarter home orders reported earlier, reflect the success of our organic expansion and our operating strategy, as well as the resiliency of the homebuilding industry in the face of tremendous challenges to our nation and our economy. With our first quarter performance, a backlog of 5,300 homes and more than 200 active subdivisions in some of the best markets for homebuilding in the country, we are



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positioned to meet our goals for 2003 of closing more than 10,500 homes and achieving new Company milestones for revenues and net income."

         Mizel continued, "We have managed our growth with the objective of maximizing value for our shareowners, which we believe begins with the continued strengthening of our balance sheet and maintaining substantial liquidity. Consistent with this focus, our leverage and interest coverage ratios in the 2003 first quarter continue to rank among the best in the homebuilding industry, and we ended the quarter with over $550 million in liquidity. We further enhanced shareowner value in the quarter with the repurchase of 727,100 shares of MDC common stock at an average cost of $36.76 per share, contributing to our repurchase of almost 6% of our outstanding stock over the last nine months. Our recently approved repurchase authorization will enable us to repurchase up to an additional 1,769,600 shares. MDC's growing financial strength was recognized by all three major rating agencies in the 2003 first quarter, with Moody's Investors Service assigning an 'investment grade' rating of 'Baa3' to our senior debt and both Standard & Poor's and Fitch Ratings increasing their ratings outlooks to positive."

RECORD HOMEBUILDING AND FINANCIAL SERVICES RESULTS

         Operating profits from the Company's homebuilding operations for the first quarter of 2003 increased to $64.5 million, compared with $57.8 million for the same period in 2002. The 2003 increase primarily resulted from a 25% increase in homes closed. These increased home closings, partially offset by a $2,300 decrease in average selling prices, contributed to record first quarter home sales revenues of $554 million, 24% higher than revenues of $445 million in the 2002 first quarter. Home gross margins were 22.8% for the three months ended March 31, 2003, compared with 22.6% in the 2002 fourth quarter and 23.4% for the first three months in 2002.

         Paris G. Reece III, MDC's executive vice president and chief financial officer, said, "Home closings increased significantly in Las Vegas, Phoenix and our California markets, primarily due to higher backlogs at the beginning of the year. Average selling prices in the 2003 first quarter were relatively consistent with those of a year ago. However, we anticipate that our average selling prices will decline sequentially from current levels in the second and third quarters of 2003 by as much as 5% each quarter. These expected declines primarily result from the implementation of our strategy to build a greater number of homes in more affordable price points in most of our markets."

         Reece continued, "Over the last year, we have experienced substantial growth in most of our markets outside of Colorado and California, particularly in Virginia, Las Vegas and Phoenix, where active subdivisions have increased by 19, 14 and 10, respectively, from March 31, 2002. Overall, our active subdivisions are 36% higher than at this time last year and up 15% since the


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end of 2002. These increases have contributed to our record home orders in each of the last 13 months, including a 21% year-over-year increase in the 2003 first quarter. Over the balance of 2003, we will continue to evaluate prudent uses of our capital in view of current economic conditions, opportunities to maximize value to our shareowners and our strategy for disciplined, opportunistic growth. Given our growth in the first quarter, we anticipate that our active subdivision count will remain relatively consistent with current levels through the third quarter, with an increase of approximately 10% expected in the fourth quarter as we prepare for meeting our growth objectives for 2004."

         The Company's financial services segment, primarily mortgage lending operations, reported record operating profits of $7.6 million for the first three months of 2003, 50% higher than the $5.0 million reported for the same period in 2002. The improvement in operating profits primarily was due to increased gains from sales of mortgage loans in the first quarter of 2003. In addition, the Company recognized increased loan origination fees in the 2003 first quarter, primarily resulting from a greater volume of loans originated for MDC's homebuyers. The Company originated or brokered $364 million in mortgage loans for 81% of MDC's homebuyers in the 2003 first quarter, compared with $306 million in mortgage loans for 83% of MDC's homebuyers for the same period in 2002.

STRENGTHENED BALANCE SHEET AND IMPROVED OPERATING EFFICIENCY

         The Company continued to strengthen its balance sheet and improve the efficiency of its operations in the first quarter of 2003. This success is represented by the achievement of ratios of homebuilding and corporate net debt-to-capital and net debt-to-EBITDA, as adjusted (as defined below) at March 31, 2003 of .30 and 1.05, respectively. First quarter 2003 earnings before interest, taxes, depreciation and amortization ("EBITDA, as adjusted") increased to $74.0 million, contributing to a ratio of EBITDA, as adjusted-to-interest incurred for the twelve months ended March 31, 2003 of 13.9. The Company's strong operating results over the past year, partially offset by expenditures of $56.1 million for the repurchase of 1,516,100 shares of MDC common stock, have increased MDC's stockholders' equity by 18% to $816 million, or $31.50 per outstanding share, at March 31, 2003. Further, notwithstanding higher inventory levels needed to support the Company's expanded homebuilding operations, MDC ended the 2003 first quarter with liquidity (as defined below) of $556 million, 28% higher than at March 31, 2002.

         MDC, whose subsidiaries build homes under the name "Richmond American Homes," is one of the largest homebuilders in the United States. The Company also provides mortgage financing, primarily for MDC's homebuyers, through its wholly owned subsidiary HomeAmerican Mortgage Corporation. MDC is a major regional homebuilder with a significant presence in some of the country's best housing markets. The Company is the largest homebuilder in Colorado;

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[M.D.C. HOLDINGS, INC. LOGO]

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among the top five homebuilders in Northern Virginia, Phoenix, Tucson and Las
Vegas; among the top ten homebuilders in suburban Maryland, Northern California, Southern California and Salt Lake City; and has recently entered the Dallas/Fort Worth market.

         All earnings per share amounts discussed above are on a diluted basis.

FORWARD-LOOKING STATEMENTS

         Certain statements in this release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include, among other things, (1) general economic and business conditions; (2) interest rate changes; (3) the relative stability of debt and equity markets; (4) competition; (5) the availability and cost of land and other raw materials used by the Company in its homebuilding operations; (6) availability and cost of insurance covering risks associated with our business;
(7) shortages and the cost of labor; (8) weather related slowdowns; (9) slow growth initiatives; (10) building moratoria; (11) governmental regulation, including the interpretation of tax, labor and environmental laws; (12) changes in consumer confidence and preferences; (13) required accounting changes; (14) terrorist acts and other acts of war; and (15) other factors over which the Company has little or no control.

SARBANES-OXLEY DISCLOSURES

         Liquidity represents funds immediately available to MDC and is calculated as the maximum amount available under the Company's lines of credit, plus unrestricted cash, less outstanding letters of credit and borrowings. EBITDA, as adjusted and liquidity are not generally accepted accounting principle ("GAAP") measures. EBITDA, as adjusted has been computed in accordance with the definition of "Consolidated EBITDA" set forth under the Company's 8 3/8% senior notes indenture. Under this definition, EBITDA, as adjusted is calculated by adding to net income the provision for income tax, depreciation, amortization, interest charges, other fixed charges and other non-cash, extraordinary charges that reduce net income, including asset impairment charges. EBITDA, as adjusted should not be considered an alternative to net income determined in accordance with GAAP as an indicator of operating performance, nor an alternative to cash flows from operating activities determined in accordance with GAAP as a measure of liquidity. Because some analysts and companies may not calculate EBITDA, as adjusted in the same manner as MDC, the EBITDA, as adjusted information presented above may not be comparable to similar presentations by others. MDC's management believes that EBITDA, as


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adjusted reflects the changes in the Company's operating results, particularly changes in the Company's net income, and is an indication of MDC's ability to generate funds from operations that are available to pay income taxes, interest and principal on debt and to meet other cash obligations. Consolidated EBITDA is a component of the "Consolidated Fixed Charge Coverage Ratio," as defined in the Company's 8 3/8% senior notes indenture. The Consolidated Fixed Charge Coverage Ratio must be at least 2.0 according to the 8 3/8% senior notes indenture or the Company may not be able to incur additional indebtedness under certain circumstances. The Consolidated Fixed Charge Coverage Ratio is calculated as Consolidated EBITDA divided by "Consolidated Interest Incurred," as defined by the Company's 8 3/8% senior notes indenture. A reconciliation of EBITDA, as adjusted to net income, the most directly comparable GAAP measure, is provided below.


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

                              M.D.C. HOLDINGS, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)

                                                              MARCH 31,      DECEMBER 31,
                                                                2003             2002
                                                            ------------     ------------
ASSETS

   Corporate
     Cash and cash equivalents ........................     $     51,832     $     23,164
     Property and equipment, net ......................           10,683           10,851
     Deferred income taxes ............................           24,986           25,980
     Deferred debt issue costs, net ...................            3,210            3,305
     Other assets, net ................................            6,386            6,708
                                                            ------------     ------------
                                                                  97,097           70,008
                                                            ------------     ------------

   Homebuilding
     Cash and cash equivalents ........................            4,690            4,686
     Home sales and other accounts receivable .........           23,592            3,519
     Inventories, net
       Housing completed or under construction ........          634,677          578,475
       Land and land under development ................          643,698          656,843
     Prepaid expenses and other assets, net ...........           70,182           65,936
                                                            ------------     ------------
                                                               1,376,839        1,309,459
                                                            ------------     ------------

   Financial Services
     Cash and cash equivalents ........................            1,551            1,092
     Mortgage loans held in inventory .................          133,891          207,938
     Other assets, net ................................            7,861            6,683
                                                            ------------     ------------
                                                                 143,303          215,713
                                                            ------------     ------------

Total Assets ..........................................     $  1,617,239     $  1,595,180
                                                            ============     ============

LIABILITIES

   Corporate
     Accounts payable and accrued expenses ............     $     48,235     $     63,871
     Income taxes payable .............................           26,031           21,571
     Senior notes, net ................................          323,035          322,990
                                                            ------------     ------------
                                                                 397,301          408,432
                                                            ------------     ------------
   Homebuilding
     Accounts payable and accrued expenses ............          204,650          210,601
     Line of credit ...................................           90,000               --
                                                            ------------     ------------
                                                                 294,650          210,601
                                                            ------------     ------------

   Financial Services
     Accounts payable and accrued expenses ............           20,541           21,506
     Line of credit ...................................           88,552          154,074
                                                            ------------     ------------
                                                                 109,093          175,580
                                                            ------------     ------------

       Total Liabilities ..............................          801,044          794,613
                                                            ------------     ------------

STOCKHOLDERS' EQUITY

       Total Stockholders' Equity .....................          816,195          800,567
                                                            ------------     ------------

Total Liabilities and Stockholders' Equity ............     $  1,617,239     $  1,595,180
                                                            ============     ============



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

                              M.D.C. HOLDINGS, INC.
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                          THREE MONTHS ENDED
                                                               MARCH 31,
                                                     ------------------------------
                                                         2003              2002
                                                     ------------      ------------
REVENUES

   Homebuilding ..................................   $    554,912      $    446,761
   Financial Services ............................         14,513             9,381
   Corporate .....................................            217               232
                                                     ------------      ------------

       Total Revenues ............................   $    569,642      $    456,374
                                                     ============      ============

NET INCOME

   Homebuilding ..................................   $     64,458      $     57,844
   Financial Services ............................          7,567             5,030
                                                     ------------      ------------

       Operating Profit ..........................         72,025            62,874

   Corporate general and administrative
     expense, net ................................        (11,259)           (9,828)
                                                     ------------      ------------

Income before income taxes .......................         60,766            53,046
Provision for income taxes .......................        (23,729)          (20,710)
                                                     ------------      ------------

       Net Income ................................   $     37,037      $     32,336
                                                     ============      ============

EARNINGS PER SHARE
       Basic .....................................   $       1.41      $       1.21
                                                     ============      ============

       Diluted ...................................   $       1.36      $       1.16
                                                     ============      ============

WEIGHTED-AVERAGE SHARES OUTSTANDING
       Basic .....................................         26,359            26,714
                                                     ============      ============

       Diluted ...................................         27,212            27,773
                                                     ============      ============

DIVIDENDS PAID PER SHARE .........................   $        .08      $        .07
                                                     ============      ============


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

                              M.D.C. HOLDINGS, INC.
                        INFORMATION ON BUSINESS SEGMENTS
                                 (IN THOUSANDS)


                                                                     THREE MONTHS
                                                                    ENDED MARCH 31,
                                                            ------------------------------
                                                                2003              2002
                                                            ------------      ------------
HOMEBUILDING
     Home sales .......................................     $    553,575      $    445,167
     Land sales .......................................              123                --
     Other revenues ...................................            1,214             1,594
                                                            ------------      ------------
        TOTAL HOMEBUILDING REVENUES ...................          554,912           446,761
                                                            ------------      ------------

     Home cost of sales ...............................          427,602           341,061
     Land cost of sales ...............................               87                --
     Marketing ........................................           33,600            25,663
     General and administrative .......................           29,165            22,193
                                                            ------------      ------------
                                                                 490,454           388,917
                                                            ------------      ------------
        HOMEBUILDING OPERATING PROFIT .................           64,458            57,844
                                                            ------------      ------------

FINANCIAL SERVICES
     Interest revenues ................................            1,008             1,008
     Origination fees .................................            4,660             4,229
     Gains on sales of mortgage servicing .............              834               471
     Gains on sales of mortgage loans, net ............            7,342             3,461
     Mortgage servicing and other .....................              669               212
                                                            ------------      ------------
        TOTAL FINANCIAL SERVICES REVENUES .............           14,513             9,381
                                                            ------------      ------------

     General and administrative .......................            6,946             4,351
                                                            ------------      ------------
        FINANCIAL SERVICES OPERATING PROFIT ...........            7,567             5,030
                                                            ------------      ------------

TOTAL OPERATING PROFIT ................................           72,025            62,874
                                                            ------------      ------------

CORPORATE
     Interest and other revenues ......................              217               232
     General and administrative .......................          (11,476)          (10,060)
                                                            ------------      ------------
        NET CORPORATE EXPENSES ........................          (11,259)           (9,828)
                                                            ------------      ------------

INCOME BEFORE INCOME TAXES ............................     $     60,766      $     53,046
                                                            ============      ============



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

                              M.D.C. HOLDINGS, INC.
                             SELECTED FINANCIAL DATA
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                    MARCH 31,        DECEMBER 31,       MARCH 31,
                                                                                       2003              2002              2002
                                                                                   ------------      ------------      ------------
BALANCE SHEET DATA

   Stockholders' Equity Per Share Outstanding .................................    $      31.50      $      30.29      $      25.81

   Stockholders' Equity .......................................................    $    816,195      $    800,567      $    693,528
   Homebuilding and Corporate Debt ............................................         413,035           322,990           224,519
                                                                                   ------------      ------------      ------------
   Total Capital (excluding mortgage lending debt) ............................    $  1,229,230      $  1,123,557      $    918,047
                                                                                   ============      ============      ============

   Ratio of Homebuilding and Corporate Debt to Equity .........................             .51               .40               .32
   Ratio of Homebuilding and Corporate Debt to Equity (net of cash) ...........             .43               .37               .28

   Ratio of Homebuilding and Corporate Debt to Total Capital ..................             .34               .29               .24
   Ratio of Homebuilding and Corporate Debt to Total Capital (net of cash)  ...             .30               .27               .22

   Ratio of Homebuilding and Corporate Debt to EBITDA, as adjusted ............            1.23               .99               .70
   Ratio of Homebuilding and Corporate Debt (net of cash) to EBITDA,
    as adjusted ...............................................................            1.05               .90               .61

   Total Liquidity ............................................................    $    556,098      $    618,774      $    433,655

   Total Homebuilding Inventories .............................................    $  1,278,375      $  1,235,318      $    982,390
   Interest Capitalized in Inventories ........................................    $     20,032      $     17,783      $     16,937
   Interest Capitalized as a Percent of Inventories ...........................             1.6%              1.4%              1.7%

   Total Lots Owned ...........................................................          16,054            16,962            14,354
   Total Lots Under Option ....................................................           6,813             6,995             5,559
   Homes Under Construction (including models) ................................           4,356             3,751             3,248
   Active Subdivisions ........................................................             204               178               150

                                                                                       THREE MONTHS ENDED
                                                                                            MARCH 31,
                                                                                  ------------------------------
                                                                                      2003              2002
                                                                                  ------------      ------------
OPERATING DATA

   Reconciliation of Net Income to EBITDA, as adjusted
   Net Income ...............................................................     $     37,037      $     32,336
     Add:
        Income taxes ........................................................           23,729            20,710
        Interest included in home and land cost of sales ....................            4,803             4,462
        Other fixed charges .................................................            1,449               963
        Depreciation and amortization .......................................            7,028             5,249
                                                                                  ------------      ------------
   Total EBITDA, as adjusted ................................................     $     74,046      $     63,720
                                                                                  ============      ============

   Ratio of EBITDA, as adjusted to Homebuilding and Corporate
    Interest Incurred .......................................................             10.5              15.8

   Homebuilding and Corporate SG&A as a Percent of Home Sales Revenues ......             13.4%             13.0%

   Homebuilding and Corporate Interest Incurred .............................     $      7,052      $      4,041
   Interest Capitalized .....................................................     $      7,052      $      4,041
   Interest in Home Cost of Sales as a Percent of Home Sales Revenues .......              0.9%              1.0%


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

                              M.D.C. HOLDINGS, INC.
                          HOMEBUILDING OPERATIONAL DATA
                             (DOLLARS IN THOUSANDS)

                                                                  THREE MONTHS ENDED
                                                                      MARCH 31,
                                                            ------------------------------
                                                                2003              2002
                                                            ------------      ------------

Home Sales Revenues ...................................     $    553,575      $    445,167

Average Selling Price Per Home Closed .................     $      263.6      $      265.9

Home Gross Margins ....................................             22.8%             23.4%
     Excluding Interest in Home Cost of Sales .........             23.7%             24.4%

Orders For Homes, net (Units)
     Colorado .........................................              671             1,001
     California .......................................              530               591
     Nevada ...........................................              583               207
     Arizona ..........................................              924               670
     Utah .............................................               93                --
     Texas ............................................               50                --
     Virginia .........................................              403               242
     Maryland .........................................              111                65
                                                            ------------      ------------

         Total ........................................            3,365             2,776
                                                            ============      ============

Homes Closed (Units)
     Colorado .........................................              609               609
     California .......................................              428               292
     Nevada ...........................................              273               141
     Arizona ..........................................              571               438
     Utah .............................................               40                --
     Texas ............................................               10                --
     Virginia .........................................              102               130
     Maryland .........................................               67                64
                                                            ------------      ------------

         Total ........................................            2,100             1,674
                                                            ============      ============

                                                              MARCH 31,       DECEMBER 31,       MARCH 31,
                                                                2003              2002             2002
                                                            ------------      ------------     ------------

Backlog (Units)
     Colorado .........................................            1,019               957            1,587
     California .......................................            1,024               922              789
     Nevada ...........................................              660               350              247
     Arizona ..........................................            1,429             1,076              857
     Utah .............................................              103                50               --
     Texas ............................................               56                16               --
     Virginia .........................................              777               476              346
     Maryland .........................................              232               188              158
                                                            ------------      ------------     ------------

         Total ........................................            5,300             4,035            3,984
                                                            ============      ============     ============

Backlog Estimated Sales Value .........................     $  1,400,000      $  1,120,000     $  1,050,000
                                                            ============      ============     ============



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